As Filed with the Securities and Exchange Commission on October 27, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 13, 1997


                                  CAPITAL TRUST
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)


California                     1-8063                                94-6181186
--------------------------------------------------------------------------------
(State or Other             (Commission                        (I.R.S. Employer
Jurisdiction of            File Number)                          Identification
incorporation)                                                              No.)




605 Third Avenue, 26th Floor
New York, NY                                                              10016
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                                 (212) 655-0220
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.           Acquisition or Disposition of Assets

         Item 2 is hereby amended and restated as follows:

         On August 13, 1997, the Registrant originated and funded a $9.8 million short-term bridge loan (the "Bridge Loan") to Phoenix Four, Inc. and certain affiliates ("Phoenix" or the "Borrower"). The Bridge Loan proceeds were used primarily for the acquisition of an $11.8 million mortgage note (the "Mortgage Note") that is secured by a 281,000 square foot office/warehouse facility located in Philadelphia, Pennsylvania (the "Philadelphia Property") and for general corporate purposes. The Bridge Loan is secured by a pledge of the Mortgage Note, a pledge of a $4.4 million mortgage note secured by a 202,000 square foot industrial/warehouse facility in Queens, New York (the "Maspeth Property," and together with the Philadelphia Property, the "Operating Properties") and a $2.3 million pool of secured home loans to owners of cooperative apartments located in Brooklyn, New York (collectively, the "Primary Collateral"). The Bridge Loan is further secured by a pledge of various other loans owned by Phoenix (the "Additional Collateral").

         The Bridge Loan has a term of one year which may be extended by the Borrower (upon payment of an extension fee) for an additional year and bears interest at a specified rate above LIBOR. The Bridge Loan amortizes through a cash flow sweep to the extent that principal and interest payments and cash flow from the Primary Collateral and certain principal payments from the Additional Collateral exceed the Bridge Loan's regularly scheduled interest payments.

     In assessing whether to make the Bridge Loan, the Registrant considered, among other things, the financial condition of Phoenix, which has a track record of investing in similar mortgage notes. Phoenix had total assets and stockholders' equity at June 30, 1997 of $33,315,802 and $29,930,127, respectively and net income of $4,322,131 for the fiscal year ended December 31, 1996. Audited financial statements for the fiscal year ended December 31, 1996 and unaudited financial statements for the six months ended June 30, 1997 for Phoenix are set forth herein under Item 7(a).

In assessing the Operating Properties underlying the mortgage notes securing the Bridge Loan, the Registrant considered several material factors, including, but not limited to, those described below.

         With respect to the Philadelphia Property's sources of revenue, the Registrant considered: the property's occupancy rate of approximately 63% as compared to the overall sub-market occupancy rate of approximately 74%; the property's average annual rental rate of approximately $10.80 per occupied square foot as compared to competitive office rental rates in the sub-market ranging from $8.00 to $12.00 per square foot; the principal businesses, occupations and professions which operate at the property, including office tenants such as Philadelphia Corporation for the Aging ("PCA"), a not-for-profit company which occupies approximately 40% of the building and Vitetta Group Incorporated ("VGI"), a national architectural and engineering firm, which occupies approximately 12% of the building; the terms of the PCA lease which expires in 2000, which the Registrant considered to be at market level, and portions of which have an above-market installation and the terms of the VGI lease which expires in 1998, which the Registrant considered to be at market level, and which has a significantly above-market installation; the property's short-term tenant expiration schedule of approximately 13% in 1998, 6% in 1999, and 42% in 2000 (beyond the term of the loan).

         With respect to factors relating to expenses, the Registrant considered: the utility and water and sewer expenses which the Registrant considered to be at market levels; the real estate taxes which compared favorably to real estate taxes for comparable properties; and the maintenance and operating expenses which were considered in line for similar properties which are operated and maintained in a similar manner.

         With respect to the Maspeth Property's sources of revenue, the Registrant considered: the property's 100% occupancy rate as compared to the overall sub-market occupancy rate of approximately 83%; the property's effective average net rental rate of $4.13 per occupied square foot as compared to competitive industrial rental rates in the sub-market ranging from $3.75 to $6.45 per square foot; the principal businesses, occupations and professions of the four tenants which operate at the property, all of which are small privately owned companies involved in wholesale storage and distribution; the property's long-term tenants, two of whom occupy approximately 36% of the property at an average annual rental rate of $4.11 per square foot with an average lease expiration in 2001 and the remaining two tenants who occupy approximately 64% of the property at an average annual rental rate of $4.14 per square foot with an average lease expiration in 2005.

         With respect to factors relating to the Maspeth Property's expenses, the Registrant considered the fact that most of the operating expenses are paid for by the tenants who occupy 100% of the property and are billed on a direct basis. The operating expenses at the property were reviewed and considered by the Registrant to be at market levels. The Registrant's review of expenses included utility expenses, real estate taxes, maintenance expenses and other operating expenses all of which the Registrant considered to be at market levels for comparable properties.

         The Registrant also considered certain supplemental financial information for the Operating Properties underlying the mortgage notes securing the Bridge Loan. Such supplemental financial information for the Operating Properties is set forth herein under Item 7(b).

         After reasonable inquiry, the Registrant is not aware of any material factors, other than disclosed herein, relating to the Operating Properties underlying the mortgage notes securing the Bridge Loan that would cause the reported financial information herein not to be indicative of future operating results.


ITEM 7.   Financial Statements, Supplemental Financial Information and Exhibits.

      (a) Financial Statements of the Borrower

          Audited and unaudited financial statements of Phoenix, the borrower of the Bridge Loan reported in Item 2, are included herein as indicated in the following index to the financial statements.

                          Index to Financial Statements


Independent Auditors' Report............................................ F-1
Consolidated Statement of Assets, Liabilities and Stockholders'
      Equity of Phoenix at December 31, 1996............................ F-2
Consolidated Statement of Income of Phoenix for
      the Year Ended December 31, 1996.................................. F-3
Consolidated Statement of Cash Flows of Phoenix      for
      the Year Ended December 31, 1996.................................. F-4
Summary of Significant Accounting Policies of Phoenix................... F-5
Notes to Consolidated Financial Statements of Phoenix................... F-7
Consolidated Statement of Assets, Liabilities and Stockholders'
      Equity of Phoenix at June 30, 1997 (Unaudited).................... F-12
Consolidated Statement of Income of Phoenix for the
      Six Month Period Ended June 30, 1997 (Unaudited).................. F-13

Consolidated Statement of Cash Flows of Phoenix for the
      Six Month period Ended June 30, 1997 (Unaudited).................. F-14
Summary of Significant Accounting Policies of Phoenix................... F-15
Notes to Consolidated Financial Statement of Phoenix.................... F-17

     (b) Supplemental Financial Information To Phoenix Four, Inc. Financial Statements with respect to Certain Operating Properties

            Supplemental financial information with respect to certain unaudited revenue and operating expense information for certain operating properties that form the majority of the Primary Collateral underlying the mortgage notes owned by Phoenix are included herein on page S-1 hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CAPITAL  TRUST
                                                          (Registrant)



Date: October 27, 1997              By:       /s/ John R. Klopp
                                        -----------------------
                                             Name:  John R. Klopp
                                             Title:    Chief Executive Officer

Independent Auditor's Report



The Board of Directors
Phoenix Four, Inc.
Nassau, Bahamas


We have audited the accompanying consolidated statement of assets, liabilities and stockholders' equity of Phoenix Four, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Four, Inc. and subsidiaries at December 31, 1996, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.



                                                                      BDO Binder
Nassau, Bahamas
March 4, 1997

                               PHOENIX FOUR, INC.
                  CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES
                            AND STOCKHOLDERS' EQUITY

                                                                                                  December 31, 1996


Assets:
Investments (Note 1):
         Hudson Street........................................................................          $  7,436,268
         Clermont Cove........................................................................             7,148,118
         Highland Lake........................................................................             4,444,564
         Maspeth..............................................................................             4,192,180
         Seacrest Towers......................................................................             3,378,620
         Luther Village.......................................................................             2,783,821
         Ridge Plaza..........................................................................             2,325,819
         Stiles Lane..........................................................................             2,144,275
         380 Broadway.........................................................................             1,858,338
         Ravenna Warehouse....................................................................               443,795
         Rockland Warehouse...................................................................               350,000
Cash and cash equivalents.....................................................................             1,079,271
Security deposits, prepaid expenses, organization costs and other assets......................               401,532
                                                                                                        ------------
         Total assets.........................................................................           $37,986,601
                                                                                                         ===========
Liabilities and Stockholders' Equity:
Liabilities:
         Bridge loans payable (Note 6)........................................................          $  4,113,264
         Loan payable - bank (Note 3).........................................................             2,877,002
         Subordinated note payable (Note 4)...................................................             1,031,507
         Notes payable - related parties (Note 5).............................................               717,624
         Accrued performance fees (Note 2)....................................................             1,008,381
         Accrued expenses, commissions, security deposits and other liabilities...............               538,386
                                                                                                        ------------
         Total liabilities....................................................................            10,286,164
                                                                                                        ------------
Stockholders' equity (Note 8).................................................................           $27,700,437
                                                                                                         ===========
Common stock - shares issued and outstanding
         (1,000,000 shares authorized) (Note 8)...............................................             34,497.62
                                                                                                        ============
Net Asset Value per Share (Note 8)............................................................         $      802.97
                                                                                                       =============


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.
                        CONSOLIDATED STATEMENT OF INCOME

                                                                                                         Year ended
                                                                                                  December 31, 1996


Investment income,
         including increase in net unrealized gain of $6,212,959 (Note 1)......................           $8,426,693
                                                                                                          ----------
Expenses
         Management fee (Note 2)...............................................................            1,134,653
         Performance fee (Note 2)..............................................................            1,127,127
         Interest expense (Note 3, 4, 5 and 6).................................................              704,658
         Legal (Note 7)........................................................................              169,638
         Accounting............................................................................               96,820
         Investment banking and directors fees (Note 7)........................................              146,000
         Office and reimbursed salaries........................................................              156,761
         Business travel - prospective and existing investments, board meetings................              184,621
         Marketing, printing, brochures, news reprints, Net Asset Value publication,
           stockholder relations...............................................................               90,063
         Office, postage, filing fees, bank charges and other administrative...................               86,906
         Site management (Note 7)..............................................................               72,500
         Amortization - organization costs.....................................................               57,789
         Stockholders' meeting.................................................................               30,529
         Annual report.........................................................................               22,497
         Insurance.............................................................................               24,000
                                                                                                       -------------
                  Total expenses...............................................................            4,104,562
                                                                                                         -----------
Net income.....................................................................................           $4,322,131
                                                                                                          ==========



    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                      Year ended
                                                                                                  December 31, 1996


Cash flows from operating activities:
         Net income............................................................................         $  4,322,131
                                                                                                        ------------
         Adjustments to reconcile net income to net cash used in operating activities:
            Amortization.......................................................................               57,789
            Net changes in assets and liabilities:
                 Decrease (increase) in:
                     Hudson Street Investment..................................................          (7,436,269)
                     Maspeth Avenue Investment.................................................          (4,192,180)
                     Stiles Lane Investment....................................................          (2,144,275)
                     380 Broadway Investment...................................................          (1,858,338)
                     Ridge Plaza Investment....................................................          (2,325,819)
                     Ravenna Warehouse Investment..............................................            (443,795)
                     Clermont Cove Investment..................................................              475,374
                     Highland Lake Investment..................................................              593,122
                     Luther Village Investment.................................................            2,101,882
                     Seacrest Towers Investment................................................              347,222
                     27 East 65th Street Investment............................................            1,035,325
                     Rockland Warehouse Investment.............................................              100,000
                     Other assets..............................................................            (374,072)
                 Increase (decrease) in:
                     Participations payable....................................................            (949,484)
                     Accrued performance fee...................................................              277,128
                     Accrued management fees...................................................             (83,517)
                     Accrued interest..........................................................              196,010
                     Other liabilities.........................................................              263,109
                         Total adjustments.....................................................         (14,360,788)
                                                                                                        -----------
                         Net cash used in operating activities.................................         (10,038,657)
                                                                                                        -----------
Cash flows from financing activities:
         Issuance of common stock, net of $244,412 in commissions..............................            7,299,094
         Redemption of common stock............................................................            (441,034)
         Issuance of loan payable - bank.......................................................            3,500,000
         Issuance of bridge loans..............................................................            4,050,000
         Issuance of subordinated note payable.................................................            1,000,000
         Repayment of loan payable - bank......................................................            (622,998)
         Repayment of notes payable............................................................          (1,830,000)
         Repayment of bridge loans payable.....................................................          (2,200,000)
                                                                                                       ------------
                         Net cash provided by financing activities.............................           10,755,062
                                                                                                        ------------
Net increase in cash and cash equivalents......................................................              716,405
                                                                                                       -------------
Cash and cash equivalents, beginning of year...................................................              362,866
                                                                                                       -------------
Cash and cash equivalents, end of year.........................................................         $  1,079,271
                                                                                                        ============


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

Phoenix Four, Inc. was incorporated on November 5, 1993, in the Commonwealth of the Bahamas as an open- ended investment company. The principal office is in Nassau, the Bahamas. The operations (funding) of the Company began on March 31, 1994. The overall objective of Phoenix Four, Inc. and its subsidiaries (the "Company") is to seek a high level of return by investing in various debt and equity securities and investments related to broad market opportunities within the U.S. credit, mortgage and finance industries.

PRINCIPLES OF FINANCIAL REPORTING AND INVESTMENT VALUATION

The Company reports investments on the value method of accounting. The value method does not reflect the recognition of income or loss by use of the equity method of accounting. Investments are carried on the statement of assets, liabilities and stockholders' equity at market value with the related unrealized gains and losses reflected in income.

MARKET VALUE OF INVESTMENTS HELD BY THE COMPANY

The value of assets for which there is no formal market will be calculated based on the net present value of the anticipated cash flows to be received over the projected lives of the assets, discounted at a rate appropriate for the level of risk, as determined by the Company's Board of Directors. The values as determined are not in excess of market values as supported by third party offers and commitments.

If the Board of Directors determines that information is not available to value an asset in the manner described above, or if it determines that the value of an asset as so determined does not reasonably reflect its fair market value, the value of the asset may be determined by methods which the Board determines reasonably reflect its fair market value. Any assets or liabilities expressed in terms of currencies other than the United States dollar are translated into United States dollars at the prevailing market rate as obtained from one or more banks or dealers.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Phoenix Four, Inc. and its wholly- owned, special purpose subsidiaries, Shore and Voorhies Acquisition Corporation, Rockland Warehouse Corporation and Highland Lake Capital Corp. (all New York corporations); Beach & Hudson Corp., Hud-Moore, Inc., Tribeca Capital Corp. and North Haven Capital Corp. (all Delaware Corporations); and ROC, Inc. (a Bahamas Corporation). The financial statements also include the 49% minority interest in CC Capital Corp., a Delaware company, recorded on the equity method. All intercompany investments and advances have been eliminated in consolidation.

TAXES

At the present time, no ordinary income, profit, capital gains, estate or inheritance taxes are levied in the Commonwealth of the Bahamas, and, accordingly, no provision for such taxes has been recorded by the Company. However, certain of the Company's investments contain United States real property interests. These interests are held in wholly-owned and partially-owned United States subsidiaries which are subject to Federal income taxes and, in some instances, New York State and City income taxes. In addition, the Company was subject to a 30% U.S. Federal withholding tax which has been collected on the interest income received by the Company on certain of its notes receivable.

BASIS OF PRESENTATION

The financial statements are presented in United States dollars in accordance with generally accepted accounting principles in the United States of America.

INVESTMENT AND GEOGRAPHIC CONCENTRATION OF RISK

Substantially all of the Company's investments are debt securities which are secured by real estate (primarily condominium and cooperative multi-family and single family housing, industrial warehousing facilities and a retail shopping center), approximately 85% of which is located in the New York metropolitan area.

RISKS AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

DEFERRED CHARGES

Organization costs are being amortized over sixty months.

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       INVESTMENT TRANSACTIONS

At December 31, 1996, the Company's investments consisted of the following:

(a)      Hudson Street Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Hudson Street Investment includes the net asset value of (1) a loan collateralized by mortgages encumbering the premises located at 121-133 Hudson Street, New York, NY (the Property) which are subject to a foreclosure action; (ii) certain mechanics liens encumbering the Property, which are owned by Beach & Hudson Corp., a wholly-owned U.S. subsidiary of the Company; and (iii) a certain mechanics lien filed by Target Builders, Inc., encumbering the Property, which is owned by Hud-Moore, Inc., a wholly-owned U.S. subsidiary of the Company.

In addition, Tribeca Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed for the purpose of acquiring the fee interest in the Property in the event that an acceptable offer is not received at the foreclosure sale.

(b)      Clermont Cove Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Clermont Cove Investment includes the net asset value of a subordinate mortgage (Phoenix mortgage) collateralized by the unsold condominium units at the Clermont Cove Condominium located in Jersey City, New Jersey, and the Company's 49% investment in CC Capital Corp., a Delaware corporation that is the fee owner of the unsold condominium units. Of the original 59 unsold condominium units owned by CC Capital Corp., 18 units were sold as of December 31, 1996. As of February 28, 1997, an additional nine units have been sold.

(c)      Highland Lake Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Highland Lake Investment includes the net asset value of Highland Lake Capital Corp. (HLOC), a wholly-owned U.S. subsidiary of the Company, a land loan with a face value of $266,086 and a promissory note receivable with a face value of $32,000. HLCC was formed to provide infrastructure and construction financing for a residential housing development located in Orange County, New York. The net asset value of HLCC includes two mortgage notes with face values of $1,990,671 and $245,603, respectively.

(d)      Maspeth Avenue Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Maspeth Avenue Investment includes the net asset value of a note and mortgage encumbering an industrial warehouse building located at Maspeth Avenue, Maspeth, New York. The note has a face value of $4,800,000 and provides for monthly payments of principal and interest in the amounts of $23,300 and $16,700 each, respectively, from the cash flow of the property. The note matures on July 1, 1998. Additional collateral for the note includes a mortgage lien on a commercial property owned by the mortgagor located on Onderdonk Avenue, Brooklyn, New York and personal guarantees of the principals of the borrower.

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(e)      Seacrest Towers Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as Seacrest Towers Investment includes the net asset value of the unsold shares promissory note, the advances promissory note, and a tax promissory note. In addition, Shore and Voorhies Acquisition Corp. ("SVAC"), a wholly-owned U.S. subsidiary of the Company, was formed to purchase units in the Seacrest Towers building from the cooperative association, Voorhies Avenue and Shore Parkway Owners, Inc. ("VSOC"). At December 31, 1996, SVAC owned fifty-six (56) units. SVAC also owns 92 end loans relating to the sale of cooperative apartments at Seacrest Towers.

(f)      Luther Village Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Luther Village Investment includes the net asset value of the Company's 34.29% participating interest in a first mortgage. The mortgage is collateralized by a 392 unit cooperatively owned, senior retirement community and a lien on development land located in Arlington Heights, Illinois. On January 31, 1997 the remaining balance of the first mortgage was repaid by the borrower and the Company received its pro rata share of the proceeds in the amount of $2,633,826.

(g)      Stiles Lane Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Stiles Lane Investment includes the net asset value of a note and mortgage encumbering a vacant industrial warehouse located at Stiles Lane, North Haven, Connecticut. The note has a face value of $2,500,000, bears interest at a rate of 5% per annum and is due on January 1, 1999. In addition, North Haven Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed to provide up to $500,000 of additional mortgage financing (the North Haven Mortgage) to fund certain improvements to the property, as well as taxes, insurance and certain operating expenses during the first year. The North Haven Mortgage is scheduled to close in March 1997, and provides for draw-downs of up to $250,000 at closing, and the balance of the loan as and when the property is at least 50% leased. Increase will accrue at 10% per annum, and will be payable concurrent with payments on the first Phoenix mortgage.

(h)      Ridge Plaza Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Ridge Plaza investment includes the net asset value of a note and mortgage encumbering a strip shopping center located at 5734 Berkshire Valley Road, Oak Ridge, New Jersey. The note has a face amount of $1,635,000 and an outstanding principal balance of $1,513,034. In addition, Oak Ridge Acquisition Corp., a wholly-owned U.S. subsidiary of the Company, was formed to acquire an option to acquire the interest of a purchaser, in a contract of sale to purchase the fee interest in the Ridge Plaza Property.

(i)      380 Broadway Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 380 Broadway investment includes the net asset value of a note and mortgage encumbering a commercial and loft building located at 380 Broadway, New York, NY which is subject to a foreclosure action. The note has a face amount of $1,900,000 and an outstanding principal balance of $1,861,208.

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(j)      Ravenna, Ohio Investment

The Company determines the value of this Investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Ravenna, Ohio investment includes the net asset value of a first mortgage and note encumbering a commercial warehouse facility located in Ravenna, Ohio. The first mortgage and note were acquired by ROC, Inc., a wholly-owned Bahamas subsidiary of the Company. On January 21, 1997, ROC, Inc. received $450,000 in full satisfaction of the first mortgage debt. In addition, on February 24, 1997, ROC, Inc. received an additional $35,000 from its title insurance company in settlement of a claim.

(k)      Rockland Warehouse Corporation Investment

The Company determines the value of this Investment based upon the net proceeds of $344,000 received from a sale in escrow which occurred on August 28, 1996. In January 1997, Rockland Warehouse Corporation received the proceeds of sale. Rockland Warehouse Corporation is a wholly-owned subsidiary of the Company, and was formed to purchase the land and buildings located at Elias Street and Roosevelt Avenue in Spring Valley, New York.

2.       INVESTMENT ADVISORY FEES

Pursuant to an agreement dated November 5, 1993, Strategic Resources Corporation
(SRC), a related party, serves as the Company's primary investment advisor. The agreement provides for a base management fee to be paid monthly at the annual rate of 5% of the average monthly gross assets under management with a minimum of $20,000 per month. In addition, SRC is to receive a performance fee representing 50% of the monthly increase in net asset value after providing for a 10% annual return to the investors.

3.       LOAN PAYABLE - BANK

On January 19, 1996, CC Capital Corp. refinanced a portion of the Phoenix mortgage with First Bank of America (FBA) in the principal amount of $3,500,000. A portion of the proceeds of this FBA loan was used to reduce the Phoenix mortgage to $7,138,581, and the Company agreed to subordinate its first mortgage to the lien of the FBA mortgage (see note 1(b) - Clemont Cove Investment). The FBA loan bears interest at an annual rate of FBA's prime rate plus 2% with monthly payments based upon a 15-year amortization schedule (through December
1996). The loan matures on February 1, 2001, and is collateralized by a first mortgage on the 59 Clermont Cove units, as well as a first priority security interest in the 92 end loans held by a subsidiary of the Company on cooperative apartments located at Seacrest Towers. On December 26, 1996, CC Capital Corp. closed on a modification of the mortgage with FBA. The modification provided for monthly payments of interest only and a modification of the required unit release prices that are paid to FBA from the sale of Clermont Cove units. The unit release prices were reduced from $70,000 to $30,000 for the first twenty units sold, no release payments for the 21st through 30th closings, and 90% of the sales prices on all closings thereafter. At December 31, 1996, the loan payable to FBA totaled $2,877,002.

4.       SUBORDINATED NOTE PAYABLE

On October 1, 1996, the Company issued a subordinated promissory note in the principal amount of $1,000,000 to C.M.R. s.a., an unrelated Luxembourg corporation. The note matures on October 1, 1999, and provides for annual payments of interest only as follows: (a) 12.5% per annum payable on the first anniversary of the loan date, (b) 13.25% per annum computed from the first anniversary loan date due and payable on the second

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



anniversary loan date and (c) 14.5% per annum computed from the second anniversary loan date due and payable on the third anniversary loan date. At December 31, 1996, accrued interest amounted to $31,507.

5.       NOTES PAYABLE - RELATED PARTIES

During September and October 1995, the Company issued promissory notes to various stockholders and related parties totaling $6,005,000 and bearing interest at a rate of 15% per annum. The majority of the notes had maturity dates of twelve months from the date of issuance. Two such notes totaling $1,000,000 were due on demand and were fully repaid in February 1996. In June 1996 the Company offered all note holders the option to convert their respective notes into stock of the Company at the May 1996 published Net Asset Value per share plus an incentive equal to one-half of the interest which would have accrued on the portion of the note converted into stock. Notes totaling $2,861,264, including accrued interest and incentives, were converted into stock during June 1996. During September and October 1996, notes totaling $1,391,905, including accrued interest, were repaid at maturity and in October and November 1996, notes totaling $759,977, including accrued interest, were converted into stock at the then current Net Asset Value per share. Two remaining notes totaling $700,000 were extended for a term of one year at an interest rate of 10% per annum. At December 31, 1996, notes payable to related parties totaled $717,624, which includes accrued interest of $17,624.

6.       BRIDGE LOANS PAYABLE

On September 4, 1996, the Company received a bridge loan in the amount of $1,000,000, the proceeds of which were utilized to fund a portion of the Hudson Street and Ravenna, Ohio investments. The loan was made by a stockholder of the Company and bears interest at a rate of 9% per annum plus a 1.5% origination fee. This loan matures on April 4, 1997.

On December 18, 1995, the Company received the following three bridge loans totaling $3,050,000, the proceeds of which were utilized to fund a portion of the Stiles Lane, 380 Broadway and Ridge Plaza investments:

         1. $500,000 promissory note due January 21, 1997
         2. $550,000 promissory note due March 15, 1997
         3. $2,000,000 promissory note due March 22, 1997

The loans were made by two stockholders of the Company at an interest rate of 15% per annum plus a 1.5% origination fee. The above described bridge loan (1) in the amount of $500,000 was fully repaid on January 21, 1997.

7.       RELATED PARTY TRANSACTIONS

Certain directors of the Company are also principals of the Company's primary investment advisor.

The Company incurred legal fees of approximately $350,000 to Fischbein, Badillo. Wagner, Harding (FBWH), counsel to the Company. Certain partners of FBWH own all of the stock of a corporation which owns a majority interest in CC Capital Corp. (see Note 1).

A director of the Company, Mr. Paul Knowles, is also a partner of McKinney, Bancroft & Hughes, counsel and trustee to the Company. The Company incurred fees of approximately $100,000 to McKinney, Bancroft & Hughes during 1996.

A director of the Company, Mr. Christian Van Pelt, is also a partner of Christian M. Van Pelt, P.C., counsel to the Company. Mr. Van Pelt is also a stockholder in SRC.

Site manager fees of $72,500 and reimbursed office salaries of $144,955 were paid to SRC.

Investment banking fees of $55,000 and financing commissions of $120,000 were paid to R.H. Arnold & Co. pursuant to consulting agreements. Mr. Robert H. Arnold, a principal of the firm, is a director of the Company.

Commissions of $54,391, attributable to the issuance of stock, were paid or are payable to stockholders/directors of the Company.

8.       COMMON STOCK AND COMMON STOCK TRANSACTIONS

Proceeds and payments on common stock, as shown in the consolidated statement of cash flows, are in respect of the following number of shares:

         Balance, January 1, 1996........................18,745.14
                                                        ----------
         Issuance of common stock........................16,391.65
                                                        ----------
         Redemption of common stock.....................   (639.17)
                                                           -------

Balance, December 31, 1996...............................34,497.62
                                                         =========

At December 31, 1996, there were 34,497.62 shares of no par value common stock issued and outstanding and 1,000,000 shares authorized.

The net asset value of a share of common stock at December 31, 1996 is computed as follows:

         Stockholders' equity...........................$27,700,437
                                                        ===========

         Shares issued and outstanding..................  34,497.62
                                                          =========

         Net asset value per share......................$    802.97
                                                         ==========


9.       CASH FLOWS FROM OPERATIONS

Payments for interest amounted to $389,331 for the year ended December 31, 1996.

10.      NON-CASH TRANSACTIONS

Promissory notes totaling $3,621,241, including accrued interest of $296,241, were converted into stock of the Company during 1996 (see Note 5).

                               PHOENIX FOUR, INC.
                  CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES
                            AND STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                                                                                      June 30, 1997


Assets:
Investments (Note 1):
         Hudson Street........................................................................          $  9,715,733
         Maspeth Avenue.......................................................................             4,207,928
         Highland Lake........................................................................             3,973,001
         Seacrest Towers......................................................................             3,452,428
         Ridge Plaza..........................................................................             2,799,424
         Clermont Cove........................................................................             2,550,814
         380 Broadway.........................................................................             2,394,675
         Styles Lane..........................................................................             2,386,524
         Astor Place..........................................................................               416,811
Cash and cash equivalents.....................................................................               874,159
Security deposits, prepaid expenses, organization costs and other assets......................               544,305
                                                                                                        ------------
         Total assets.........................................................................           $33,315,802
                                                                                                         ===========
Liabilities and Stockholders' Equity:
Liabilities:
         Loan payable - bank (Note 3).........................................................         $     961,494
         Subordinated note payable (Note 4)...................................................             1,093,151
         Notes payable - related parties (Note 5).............................................               752,145
         Accrued performance fees (Note 2)....................................................               197,350
         Accrued expenses, commissions, security deposits and other liabilities...............               381,535
                                                                                                        ------------
         Total liabilities....................................................................             3,385,675
                                                                                                        ------------
Stockholders' equity (Note 7).................................................................           $29,930,127
                                                                                                         ===========
Common stock - shares issued and outstanding
         (1,000,000 shares authorized) (Note 7)...............................................             37,573.95
                                                                                                        ============
Net Asset Value per Share (Note 7)............................................................         $      796.57
                                                                                                       =============


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                                                                   Six months ended
                                                                                                      June 30, 1997


Investment income,
         including increase in net unrealized gain of $286,760 (Note 1)........................           $2,191,763
                                                                                                          ----------
Expenses
         Management fee (Note 2)...............................................................              904,469
         Interest expense (Notes 3, 4 and 5)...................................................              393,907
         Legal (Note 6)........................................................................              200,729
         Accounting............................................................................               78,435
         Investment banking, consulting and due diligence fees (Note 6)........................              170,258
         Directors fees........................................................................               26,499
         Office and reimbursed salaries........................................................               95,901
         Business travel - prospective and existing investments, board meetings................               97,261
         Marketing, printing, brochures, news reprints.........................................
         Net Asset Value publication, stockholder relations....................................               31,965
         Office, postage, filing fees, bank charges and other administrative...................               35,678
         Telephone.............................................................................               25,877
         Site management (Note 6)..............................................................               37,500
         Amortization - organization costs.....................................................               10,471
         Stockholders' meeting.................................................................               21,214
         Annual report.........................................................................               70,267
         Insurance.............................................................................               24,000
                                                                                                       -------------
         Total expenses........................................................................            2,224,431
                                                                                                         -----------
Net loss.......................................................................................          $ (32,668 )
                                                                                                         ==========


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)


                                                                                                    Six months ended
                                                                                                      June 30, 1997


Cash flows from operating activities:
         Net loss..............................................................................        $    (32,668)
                                                                                                       ------------
         Adjustments to reconcile net income to net cash used in operating activities:
            Amortization.......................................................................               10,471
            Net changes in assets and liabilities:
                 Decrease (increase) in:
                     Clermont Cove Investment..................................................            4,597,304
                     Luther Village............................................................            2,783,821
                     Hudson Street Investment..................................................          (2,279,465)
                     Maspeth Avenue Investment.................................................             (15,748)
                     Styles Lane Investment....................................................            (242,249)
                     380 Broadway Investment...................................................            (536,339)
                     Ridge Plaza...............................................................            (473,605)
                     Ravenna Warehouse.........................................................              443,795
                     Highland Lake Investment..................................................              471,563
                     Seacrest Towers Investment................................................             (73,808)
                     Astor Place Investment....................................................            (416,811)
                     Rockland Warehouse Investment.............................................              329,009
                     Other assets..............................................................            (121,782)
                 Increase (decrease) in:
                     Accrued performance fees..................................................            (811,031)
                     Accrued management fees...................................................              110,000
                     Accrued interest..........................................................               32,901
                     Other liabilities.........................................................            (140,446)
                         Total adjustments.....................................................            3,667,580
                                                                                                          ----------

                         Net cash provided by operating activities.............................            3,634,912
                                                                                                         -----------
Cash flows from financing activities:
         Issuance of common stock, net of $117,705 in commissions..............................            2,928,326
         Redemption of common stock............................................................            (802,842)
         Repayment of loan payable - bank......................................................          (1,915,508)
         Repayment of bridge loans payable.....................................................          (4,050,000)
                                                                                                       ------------
                         Net cash used in financing activities.................................          (3,840,024)
                                                                                                       ------------
Net decrease in cash and cash equivalents......................................................            (205,112)
                                                                                                      -------------
Cash and cash equivalents, January 1, 1997.....................................................            1,079,271
                                                                                                       -------------

Cash and cash equivalents, June 30, 1997.......................................................         $    874,159
                                                                                                        ============


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

Phoenix Four, Inc. was incorporated on November 5, 1993, in the Commonwealth of the Bahamas as an open-ended investment company. The principal office is in Nassau, the Bahamas. The operations (funding) of the Company began on March 31, 1994. The overall objective of Phoenix Four, Inc. and its subsidiaries (the "Company") is to seek a high level of return by investing in various debt and equity securities and investments related to broad market opportunities within the U.S. credit, mortgage and finance industries. On February 17, 1997, the Commonwealth of the Bahamas granted the Company a Mutual Fund License to carry on business as a regulated mutual fund subject to the Mutual Fund Act, 1995 of the Commonwealth of the Bahamas. In addition, on July 11, 1997, Phoenix Four, Inc. was approved for listing on the Luxembourg Stock Exchange.

PRINCIPLES OF FINANCIAL REPORTING AND INVESTMENT VALUATION

The Company reports investments on the value method of accounting. The value method does not reflect the recognition of income or loss by use of the equity method of accounting. Investments are carried on the statement of assets, liabilities and stockholders' equity at market value with the related unrealized gains and losses reflected in income.

MARKET VALUE OF INVESTMENTS HELD BY THE COMPANY

The value of assets for which there is no formal market will be calculated based on the net present value of the anticipated cash flows to be received over the projected lives of the assets, discounted at a rate appropriate for the level of risk, as determined by the Company's Board of Directors. The values as determined are not in excess of market values as supported by third party offers and commitments.

If the Board of Directors determines that information is not available to value an asset in the manner described above, or if it determines that the value of an asset as so determined does not reasonably reflect its fair market value, the value of the asset may be determined by methods which the Board determines reasonably reflect its fair market value. Any assets or liabilities expressed in terms of currencies other than the United States dollar are translated into United States dollars at the prevailing market rate as obtained from one or more banks or dealers.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Phoenix Four, Inc. and its wholly-owned, special purpose subsidiaries, Shore and Voorhies Acquisition Corporation, Rockland Warehouse Corporation and Highland Lake Capital Corp. (all New York corporations); and Beach & Hudson Corp., Hud-Moore, Inc., Tribeca Capital Corp., and North Haven Capital Corp. (all Delaware corporations); and ROC., Inc. (a Bahamas corporation). The financial statements also include the 49% minority interest in CC Capital Corp., a Delaware company, recorded on the equity method. All intercompany investments and advances have been eliminated in consolidation.

TAXES

At the present time, no ordinary income, profit, capital gains, estate or inheritance taxes are levied in the Commonwealth of the Bahamas and, accordingly, no provision for such taxes has been recorded by the Company. However, certain of the Company's investments contain United States real property interests. These interests are held in wholly-owned and partially-owned United States subsidiaries which are subject to Federal income taxes and, in some instances, New York State and City income taxes. In addition, the Company was subject to a 30% U.S. Federal withholding tax which has been collected on the interest income received by the Company on certain of its notes receivable.

BASIS OF PRESENTATION

The financial statements are presented in United States dollars in accordance with generally accepted accounting principles in the United States of America.

INVESTMENT AND GEOGRAPHIC CONCENTRATION OF RISK

Substantially all of the Company's investments are debt securities which are secured by real estate (primarily condominium and cooperative multi-family and single family housing, industrial warehousing facilities and a retail shopping center), the majority of which is located in the New York metropolitan area.

DEFERRED CHARGES

Organization costs are being amortized over sixty months.

RISKS AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       INVESTMENT TRANSACTIONS

At June 30, 1997, the Company's investments consisted of the following:

(a)      Hudson Street Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Hudson Street Investment includes the net asset value of (i) a loan collateralized by mortgages encumbering the premises located at 121-133 Hudson Street, New York, NY (the "Property") which are subject to a foreclosure action; (ii) certain mechanics' liens encumbering the Property, which are owned by Beach & Hudson Corp., a wholly-owned U.S. subsidiary of the Company and (iii) a certain mechanics lien filed by Target Builders, Inc., encumbering the Property, which is owned by Hud-Moore, Inc., a wholly-owned U.S. subsidiary of the Company.

In addition, Tribeca Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed for the purpose of acquiring the fee interest in the Property in the event that an acceptable offer is not received at the foreclosure sale.

(b)      Clermont Cove Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Clermont Cove Investment includes the net asset value of a subordinate mortgage ("Phoenix mortgage") collateralized by the unsold condominium units at the Clermont Cove Condominium located in Jersey City, New Jersey, and the Company's 49% investment in CC Capital Corp., a Delaware corporation that is the fee owner of the unsold condominium units. Of the original 59 unsold condominium units owned by CC Capital Corp., 44 units were sold as of June 30, 1997. As of July 25, 1997, an additional 5 units have been sold.

(c)      Highland Lake Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Highland Lake Investment includes the net asset value of Highland Lake Capital Corp. ("HLCC"), a wholly-owned U.S. subsidiary of the Company, a first mortgage land loan and a closing cost promissory note receivable. HLCC was formed to provide infrastructure and construction financing for a residential housing development located in Orange County, New York. The net asset value of HLCC includes an infrastructure loan and a home construction mortgage loan.

On February 13, 1997, legal actions were commenced by the Company and Highland Lake Capital Corp. in federal and state court, respectively, to enforce provisions of the notes, mortgages and related agreements with the borrower. On July 11, 1997, the borrower filed for protection under Chapter 11 of the U.S. bankruptcy laws. The Company and HLCC will be filing claims in the bankruptcy proceeding. While the borrower will dispute such claims, and the full effect of the filing cannot be determined at this time, management believes that the value of the underlying collateral continues to support the value at which the investment is being carried.


6
                                      F-17

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(d)      Maspeth Avenue Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Maspeth Avenue Investment includes the net asset value of a note and mortgage encumbering an industrial warehouse building located at Maspeth Avenue, Maspeth, New York. The note has a face value of $4,800,000 and provides for monthly payments of principal and interest in the amounts of $23,300 and $16,700 each, respectively, from the cash flow of the property. The note matures on July 1, 1998. Additional collateral for the note includes a mortgage lien on a commercial property owned by the mortgagor located on Onderdonk Avenue, Brooklyn, New York and personal guarantees of the principals of the borrower.

(e)      Seacrest Towers Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as Seacrest Towers Investment includes the net asset value of the unsold shares promissory note, the advances promissory note, and a tax promissory note. In addition, Shore and Voorhies Acquisition Corp. ("SVAC"), a wholly-owned U.S. subsidiary of the Company, was formed to purchase units in the Seacrest Towers building from the cooperative association, Voorhies Avenue and Shore Parkway Owners, Inc. ("VSOC"). At June 30, 1997, SVAC owned fifty-six (56) units. SVAC also owns 91 end loans relating to the sale of cooperative apartments at Seacrest Towers.

(f)      Stiles Lane Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Stiles Lane Interment includes the net asset value of a note and mortgage encumbering a vacant industrial warehouse located at Stiles Lane, North Haven, Connecticut. The note has a face value of $2,500,000, bears interest at a rate of 5% per annum and is due on January 1, 1999. In addition, North Haven Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed to provide up to $500,000 of additional mortgage financing (the "North Haven Mortgage") to fund certain improvements to the property, as well as taxes, insurance and certain operating expenses during the first year. The North Haven Mortgage closed in March 1997, and provided for draw-downs of up to $250,000 at closing, and the balance of the loan as and when the property is at least 50% leased. As of June 30, 1997, $104,229 has been funded against the North Haven Mortgage. Interest accrues at 10% per annum, and will be payable concurrent with payments on the first Phoenix mortgage.

(g)      Ridge Plaza Investment

The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Ridge Plaza investment includes the net asset value of a note and mortgage encumbering a strip shopping center located at 5734 Berkshire Valley Road, Oak Ridge, New Jersey. The note has a face amount of $1,635,000 and an outstanding principal balance of $1,513,034. In addition, Oak Ridge Acquisition Corp., a wholly-owned U.S. subsidiary of the Company, was formed to acquire an option to acquire the interest of a purchaser in a contract of sale to purchase the fee interest in the Ridge Plaza property.

(h)      380 Broadway Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 380 Broadway investment includes the net asset value of a note and mortgage encumbering a commercial and loft building located at 380 Broadway, New York, NY which is subject

6
                                      F-18

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



to a foreclosure action. The note has a face amount of $1,900,000 and an outstanding principal balance of $1,861,208.

(i)      21 Astor Place Investment

The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 21 Astor Place investment includes the net asset value of a contract to acquire, through a designee of the Company, the premises located at 21 Astor Place, New York, N.Y. During the first quarter of 1997 another investment company, Stonehenge Partners ("Stonehenge") asserted its rights to purchase 21 Astor Place. On July 18, 1997, a settlement closed which provides for the payment of $500,000 to the Company in conjunction with Stonehenge's acquisition of 21 Astor Place. In the event Stonehenge does not purchase the property by December 31, 1997, the Company has retained its rights to preserve its interest in the property.

2.       INVESTMENT ADVISORY FEES

Pursuant to an agreement dated November 5, 1993, Strategic Resources Corporation ("SRC"), a related party, serves as the Company's primary investment advisor. The agreement provides for a base management fee to be paid monthly at the annual rate of 5% of the average monthly gross assets under management with a minimum of $20,000 per month. In addition, SRC is to receive a performance fee representing 50% of the monthly increase in net asset value after providing for a 10% annual return to the investors.

3.       LOAN PAYABLE - BANK

On January 19, 1996, CC Capital Corp. refinanced a portion of the Phoenix mortgage with First Bank of Americas ("FBA") in the principal amount of $3,500,000. A portion of the proceeds of this FBA loan was used to reduce the Phoenix mortgage to $7,138,581, and the Company agreed to subordinate its first mortgage to the lien of the FBA mortgage (see note 1(b) - Clemont Cove Investment). The FBA loan bears interest at an annual rate of FBA's prime rate plus 2% with monthly payments based upon a 15-year amortization schedule (through December 1996). The loan matures on February 1, 2001 and is collateralized by a first mortgage on the 59 Clermont Cove units, as well as a first priority security interest in the 92 end loans held by a subsidiary of the Company on cooperative apartments located at Seacrest Towers. On December 26, 1996, CC Capital Corp. closed on a modification of the mortgage with FBA. The modification provided for monthly payments of interest only and a modification of the required unit release prices that are paid to FBA from the sale of Clermont Cove units. The unit release prices were reduced from $70,000 to $30,000 for the first twenty units sold, no release payments for the 21st through 30th closings, and 90% of the sales prices on all closings thereafter. At June 30, 1997, the loan payable to FBA totaled $961,494.

4.       SUBORDINATED NOTE PAYABLE

On October 1, 1996, the Company issued a subordinated promissory note in the principal amount of $1,000,000 to C.M.R. s.a., an unrelated Luxembourg corporation. The note matures on October 1, 1999 and provides for annual payments of interest only as follows: (a) 12.50% per annum payable on the first anniversary of the loan date, (b) 13.25% per annum computed from the first anniversary loan date due and payable on the second anniversary loan date and
(c) 14.50% per annum computed from the second anniversary loan date due and payable on the third anniversary loan date. At June 30, 1997, accrued interest amounted to $93,151.

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.       NOTES PAYABLE - RELATED PARTIES

During September and October 1995, the Company issued the following promissory notes to two entities related to certain stockholders of the Company:

         1. $400,000 promissory note due September 30, 1997
         2. $300,000 promissory note due October 1, 1997

The above notes were originally issued for a term of one year at an interest rate of 15% per annum. They were extended at maturity for an additional one year period, at an interest rate of 10% per annum. At June 30, 1997, accrued interest amounted to $52,145.

6.       RELATED PARTY TRANSACTIONS

Certain directors of the Company are also principals of the Company's primary investment advisor.

The Company incurred legal fees of approximately $256,628 to Fischbein, Badillo, Wagner, Harding ("FBWH"), counsel to the Company. Certain partners of FBWH own all of the stock of a corporation which owns a majority interest in CC Capital Corp. (see Note 1).

A director of the Company, Mr. Paul Knowles, is also a partner of McKinney, Bancroft & Hughes, counsel and trustee to the Company. The Company incurred fees of approximately $125,000 to McKinney, Bancroft & Hughes.

A director of the Company, Mr. Christian Van Pelt, is also a partner of Christian M. Van Pelt, P.C., counsel to the Company. Mr. Van Pelt is also a stockholder in SRC.

Site manager fees of $37,500 and reimbursed office salaries of $70,616 were paid to SRC.

Investment banking fees of $30,000 were paid or are payable to R.H. Arnold & Co. pursuant to consulting agreements. Mr. Robert H. Arnold, a principal of the firm, is a director of the Company.

Commissions of $117,705, attributable to the issuance of stock, were paid or are payable to stockholders/directors of the Company.

7.       COMMON STOCK AND COMMON STOCK TRANSACTIONS

Proceeds and payments on common stock as shown in the consolidated statement of cash flows are in respect of the following number of shares:

         Balance, January 1, 1997..............................34,497.62
         Issuance of common stock.............................. 4,051.63
         Redemption of common stock...........................   (975.30)
                                                               ----------
         Balance, June 30, 1997................................37,573.95
                                                              ==========

At June 30, 1997, there were 37,573.95 shares of no par value common stock issued and outstanding and 1,000,000 shares authorized.

                               PHOENIX FOUR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The net asset value of a share of common stock at June 30, 1997 is computed as follows:

         Stockholders' equity..................... $29,930,127
                                                   ===========

         Shares issued and outstanding............   37,573.95
                                                  ============

         Net asset value per share................ $    796.57
                                                 =============

8.       CASH FLOWS FROM OPERATIONS

Payments for interest amounted to $155,727 for the six months ended June 30, 1997.



a
                                      F-21

              SUPPLEMENTAL FINANCIAL INFORMATION TO PHOENIX FOUR, INC. FINANCIAL STATEMENTS WITH RESPECT TO CERTAIN OPERATING PROPERTIES

     The following table of supplemental financial information sets forth certain unaudited revenue and operating expense information for certain operating properties that form the majority of the Primary Collateral underlying the mortgage notes owned by Phoenix. The mortgage notes were acquired by Phoenix Four, Inc. on August 14, 1997 in the case of the Philadelphia Property and December 13, 1996 in the case of Maspeth. Phoenix Four, Inc. has pledged the mortgage notes as security for the Bridge Loan.


                                                            Philadelphia Property                           Maspeth Property
                                                       Year Ended            Six Months             Year Ended           Six Months
                                                      December 31,           Ended June              December            Ended June
                                                          1996                30, 1997               31, 1996              30, 1997
                                             ------------------      ---------------       ----------------      -----------------
Revenues:
     Rental revenue                                  $1,928,866           $  931,327             $  696,844            $   444,095
     Parking revenue                                    311,772              156,212                     --                     --
     Escalations and reimbursements revenue             544,952              291,770                     --                     --
                                             ------------------      ---------------       ----------------      -----------------
Total revenues                                        2,785,590            1,379,309                696,844                444,095
                                             ------------------      ---------------       ----------------      -----------------
Certain expenses:
     Property taxes                                     206,097              123,110                156,459                 76,065
     Utilities                                          457,797              242,626                  1,319                     --
     Management fees                                     56,735               27,742                     --                     --
     General and administrative                         144,207               70,755                  5,993                 12,851
     Repairs and maintenance                            241,119              102,457                     --                     --
     Insurance                                           53,682               22,804                 19,450                  9,725
                                             ------------------      ---------------       ----------------      -----------------
Total certain expenses                                1,159,637              589,494                183,221                 98,641
                                             ------------------      ---------------       ----------------      -----------------
Revenues in excess of certain expenses              $ 1,625,953           $  789,815             $  513,623            $   345,454
                                             ==================      ===============       ================      =================

         With respect to the Philadelphia Property, approximately 85% and 89% of the property's revenues for fiscal year 1996 and the six months ended June 30, 1997, respectively was derived from two tenants. Operating leases to tenants expire during the period from 1997 to 2000 with future minimum rents under non-cancelable leases approximating $1,898,000 in 1997; $1,760,000 in 1998; $1,448,000 in 1999 and $618,000 in 2000.

         With respect to the Maspeth Property, approximately 83% and 88% of the property's revenue for fiscal year 1996 and the six month ended June 30, 1997, respectively, was derived from three tenants. Operating leases to tenants expire during the period from 1997 to 2005 with future minimum rents under non-cancelable leases approximating $620,000 in 1997; $657,000 in 1998; $689,000 in 1999; $715,000 in 2000, $543,000 in 2001 and $1,591,000 thereafter.

                                                      S-1